EXHIBIT 99.1

K12 Demand Remains Strong

RESTON, Va., Jan. 27, 2026 (GLOBE NEWSWIRE) -- Stride, Inc. (NYSE: LRN), one of the nation’s most successful technology-based education companies, today announced its results for the second quarter of fiscal year 2026 ended December 31, 2025.

Second Quarter Fiscal 2026 Highlights Compared to 2025

  Revenue of $631.3 million, compared with $587.2 million
  Income from operations of $146.9 million, compared with $125.1 million
  Net income of $99.5 million, compared with $96.4 million
  Diluted net income per share of $2.12, compared with $2.03
  Adjusted operating income of $159.0 million, compared with $135.6 million (1)
  Adjusted EBITDA of $188.1 million, compared with $160.4 million (1)
  Adjusted earnings per share of $2.50, compared with $2.37 (1)
  Core platform issues stabilized; enhancements ongoing

Second Quarter Fiscal 2026 Summary Financial Metrics
	Three Months Ended December 31,		Change 2025/2024
	2025	2024	$	%
	(In thousands, except percentages and per share data)
Revenues	$631,261	587,211	$44,050	7.5%

Income from operations	146,852	125,100	21,752	17.4%
Adjusted operating income (1)	158,997	135,570	23,427	17.3%

Net income	99,477	96,393	3,084	3.2%
Net income per share, diluted	2.12	2.03	0.09	4.4%
Adjusted earnings per share (1)	2.50	2.37	0.13	5.5%

EBITDA (1)	177,805	152,495	25,310	16.6%
Adjusted EBITDA (1)	188,072	160,420	27,652	17.2%

(1) To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share. Management believes that these additional measures provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Six Month Fiscal 2026 Highlights Compared to 2025

  Revenue of $1,252.1 million, compared with $1,138.3 million
  Income from operations of $215.8 million, compared with $172.4 million
  Net income of $168.3 million, compared with $137.3 million
  Diluted net income per share of $3.49, compared with $2.93
  Adjusted operating income of $240.1 million, compared with $193.9 million (1)
  Adjusted EBITDA of $296.5 million, compared with $244.3 million (1)
  Adjusted earnings per share of $3.95, compared with $3.50 (1)

Six Month Fiscal 2026 Summary Financial Metrics
	Six Months Ended December 31,		Change 2025/2024
	2025	2024	$	%
	(In thousands, except percentages and per share data)
Revenues	$1,252,145	1,138,295	113,850	10.0%

Income from operations	215,835	172,444	43,391	25.2%
Adjusted operating income (1)	240,135	193,930	46,205	23.8%

Net income	168,277	137,275	31,002	22.6%
Net income per share, diluted	3.49	2.93	0.56	19.1%
Adjusted earnings per share (1)	3.95	3.50	0.45	12.9%

EBITDA (1)	276,022	227,973	48,049	21.1%
Adjusted EBITDA (1)	296,511	244,347	52,164	21.3%

Revenue Data
	Three Months Ended				Six Months Ended
	December 31,		Change 2025 / 2024		December 31,		Change 2025 / 2024
	2025	2024	$	%	2025	2024	$	%
	(In thousands, except percentages)

General Education	$341,397	$354,315	$(12,918)	(3.6%)	$704,513	683,722	$20,791	3.0%
Career Learning
Middle – High School	275,590	213,079	62,511	29.3%	517,090	411,965	105,125	25.5%
Adult	14,274	19,817	(5,543)	(28.0%)	30,542	42,608	(12,066)	(28.3%)
Total Career Learning	289,864	232,896	56,968	24.5%	547,632	454,573	93,059	20.5%
Total Revenues	$631,261	$587,211	$44,050	7.5%	$1,252,145	1,138,295	$113,850	10.0%

Enrollment and Revenue Per Enrollment Data

Second quarter enrollments were 248.5K, up 7.8% compared to 230.6K enrollments in the second quarter of fiscal year 2025. Of the total enrollments, 111.5K were Career Learning enrollments, up 17.6% compared to 94.8K Career Learning enrollments in the second quarter of fiscal 2025.

Enrollments only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, and instructional and support services, inclusive of administrative support and may include enrollments for which Stride receives no public funding or revenue. Stride does not report enrollments for our Adult Learning business.

Revenue per enrollment for the second quarter was $2,437, up 1.8% compared to $2,395 in the second quarter of fiscal year 2025. General Education revenue per enrollment was $2,407, down 3.6% compared to the second quarter of fiscal year 2025, and Career Learning revenue per enrollment was $2,473, up 10.0%, compared to the second quarter of fiscal year 2025.

Cash Flow and Capital Allocation

As of December 31, 2025, the Company’s cash and cash equivalents and marketable securities totaled $676.0 million, compared with $1,011.4 million reported at June 30, 2025.

Capital expenditures for the three months ended December 31, 2025 were $16.0 million, compared to $14.8 million in the three months ended December 31, 2024, and were comprised of ($0.2) million of property and equipment, $11.0 million of capitalized software development and $5.2 million of capitalized curriculum development.

Fiscal Year 2026 Outlook

The Company is forecasting the following for the full fiscal year 2026:

  Revenue in the range of $2.480 billion to $2.555 billion.
  Capital expenditures in the range of $70 million to $80 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 24% to 25%.
  Adjusted operating income in the range of $485 million to $505 million. (1)

The Company is forecasting the following for the third quarter of fiscal year 2026:

  Revenue in the range of $615 million to $645 million.
  Capital expenditures in the range of $16 million to $21 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $130 million to $140 million. (1)

(1) In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward-Looking Statements below.

Conference Call

The Company will discuss its second quarter of fiscal year 2026 financial results during a conference call scheduled for Tuesday, January 27, 2026 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at investors.stridelearning.com/events-and-presentations. To participate in the live call, investors and analysts should dial (800) 715-9871 (domestic) or +1 (646) 307-1963 (international) and provide the conference ID number 8901384. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at investors.stridelearning.com/events-and-presentations.

About Stride Inc.

Stride Inc. (NYSE: LRN) is redefining lifelong learning with innovative, high-quality education solutions. Serving learners in primary, secondary, and postsecondary settings, Stride provides a wide range of services including K-12 education, career learning, professional skills training, and talent development. Stride reaches learners in all 50 states and over 100 countries. Learn more at stridelearning.com.

Investor Contact ir@k12.com	Media Contact press@k12.com

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including FY 2026 outlook. We have tried, whenever possible, to identify these forward-looking statements using words such as “outlook,” “forecasts,” “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends,” “should,” “would” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model or meet guidance; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve, our vendors, or us to comply with our contracts, or federal, state and local laws and regulations, resulting in a loss of funding, an obligation to repay funds previously received, contractual remedies, or actions or proceedings against us; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve, including due to the evolution of curriculum standards, testing programs and state accountability metrics; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school which we operate legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction or termination in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies (including artificial intelligence) and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud systems and facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; failure to prevent or mitigate a cybersecurity incident that affects our systems; problems in the implementation of new IT systems and technology; failure by us or third parties to maintain and support information technology systems, including addressing quality issues and timely delivering new products and enhancements; risks related to artificial intelligence; and other risks and uncertainties associated with our business described in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 and any subsequently filed Quarterly Reports on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three and six months ended December 31, 2025 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the three and six months ended December 31, 2025, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s Investor Relations website at investors.stridelearning.com.

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(In thousands except share and per share data)
Revenues	$631,261	$587,211	$1,252,145	$1,138,295
Instructional costs and services	371,630	347,353	750,391	682,584
Gross margin	259,631	239,858	501,754	455,711
Selling, general, and administrative expenses	112,779	114,758	285,919	283,267
Income from operations	146,852	125,100	215,835	172,444
Interest expense, net	(2,814)	(2,670)	(5,888)	(5,023)
Other income (expense), net	(10,764)	7,330	6,148	16,108
Income before income taxes and income (loss) from equity method investments	133,274	129,760	216,095	183,529
Income tax expense	(33,966)	(33,361)	(48,388)	(44,638)
Income (loss) from equity method investments	169	(6)	570	(1,616)
Net income attributable to common stockholders	$99,477	$96,393	$168,277	$137,275
Net income attributable to common stockholders per share:
Basic	$2.31	$2.24	$3.89	$3.20
Diluted	$2.12	$2.03	$3.49	$2.93
Weighted average shares used in computing per share amounts:
Basic	43,074,993	43,017,190	43,223,473	42,942,750
Diluted	46,863,391	47,462,688	48,265,257	46,905,355

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31,	June 30,
	2025	2025
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$497,098	$782,497
Accounts receivable, net of allowance of $31,507 and $31,124	868,964	559,646
Inventories, net	17,942	37,570
Prepaid expenses	74,384	35,579
Marketable securities	128,615	202,769
Other current assets	13,314	14,673
Total current assets	1,600,317	1,632,734
Property and equipment, net	110,580	78,582
Capitalized software, net	79,084	75,314
Capitalized curriculum development costs, net	61,066	58,584
Intangible assets, net	14,416	18,227
Goodwill	246,676	246,676
Deferred tax asset	—	26,377
Deposits and other assets	194,411	157,465
Total assets	$2,306,550	$2,293,959
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$45,739	$43,962
Accrued liabilities	63,369	103,276
Accrued compensation and benefits	43,409	74,939
Deferred revenue	5,084	26,995
Current portion of finance lease liability	58,459	42,316
Current portion of operating lease liability	4,073	11,391
Total current liabilities	220,133	302,879
Long-term finance lease liability	65,986	44,567
Long-term operating lease liability	10,566	35,164
Long-term debt	417,182	416,322
Deferred tax liability	26,533	—
Other long-term liabilities	18,309	15,408
Total liabilities	758,709	814,340
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 49,194,315 and 48,852,419 shares issued; and 42,586,782 and 43,517,676 shares outstanding, respectively	4	4
Additional paid-in capital	724,366	735,711
Accumulated other comprehensive loss	(63)	(67)
Retained earnings	1,014,730	846,453
Treasury stock of 6,607,533 and 5,334,743 shares at cost, respectively	(191,196)	(102,482)
Total stockholders’ equity	1,547,841	1,479,619
Total liabilities and stockholders' equity	$2,306,550	$2,293,959

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months Ended
	December 31,
	2025	2024
	(Inthousands)
Cash flows from operating activities
Net income	$168,277	$137,275
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	60,187	55,529
Stock-based compensation expense	20,489	16,374
Deferred income taxes	54,448	9,289
Provision for credit losses	8,318	9,624
Amortization of fees on debt	859	847
Noncash operating lease expense	3,998	6,222
Other	(623)	1,869
Changes in assets and liabilities:
Accounts receivable	(317,628)	(119,416)
Inventories, prepaid expenses, deposits and other current and long-term assets	(549)	(4,084)
Accounts payable	3,804	(8,983)
Accrued liabilities	(41,737)	20,248
Accrued compensation and benefits	(31,315)	(20,303)
Operating lease liability	(13,466)	(6,437)
Deferred revenue and other liabilities	(19,006)	(16,694)
Net cash provided by (used in) operating activities	(103,944)	81,360
Cash flows from investing activities
Purchase of property and equipment	(52)	(1,153)
Capitalized software development costs	(24,691)	(18,601)
Capitalized curriculum development costs	(12,924)	(9,841)
Other acquisitions, loans and investments, net of distributions	(50,294)	(950)
Proceeds from the maturity of marketable securities	183,426	140,740
Purchases of marketable securities	(130,138)	(145,865)
Net cash used in investing activities	(34,673)	(35,670)
Cash flows from financing activities
Repayments on finance lease obligations	(25,939)	(16,714)
Purchase of treasury stock	(88,645)	—
Repurchase of restricted stock for income tax withholding	(32,198)	(11,963)
Net cash used in financing activities	(146,782)	(28,677)
Net change in cash, cash equivalents and restricted cash	(285,399)	17,013
Cash, cash equivalents and restricted cash, beginning of period	782,497	500,614
Cash, cash equivalents and restricted cash, end of period	$497,098	$517,627

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of December 31st:
Cash and cash equivalents	$497,098	515,049
Deposits and other assets (restricted cash)	—	2,578
Total cash, cash equivalents and restricted cash	$497,098	517,627

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for amortization of intangible assets, stock-based compensation, and other one-time charges or gains.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization, stock-based compensation, and other one-time charges or gains.
  Adjusted earnings per share (adjusted EPS) is defined as net income (loss) attributable to common stockholders as adjusted for the amortization of intangible assets, stock-based compensation, and other one-time charges or gains net of tax impact divided by the diluted weighted average number of common shares outstanding less the shares expected to be received for the capped call transaction related to Stride’s convertible senior notes.

Adjusted operating income (loss), adjusted EBITDA, and adjusted EPS exclude stock-based compensation, which consists of expenses for restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss), adjusted EBITDA and adjusted EPS remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted operating income (loss), adjusted EBITDA and adjusted earnings per share remove one-time charges or gains which are not related to core operating activities and are not indicative of our ongoing operating performance. Additionally, adjusted EPS includes the impact from shares expected to be received by the Company to offset potential dilution from the convertible senior notes. EBITDA and adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist in comparing the Company’s performance on a consistent basis; and
  in presentations to the members of the Company’s Board of Directors to enable the Board to review the same measures used by management to compare the Company’s current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although these non-GAAP financial measures are used to assess the performance of the business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items included and/or not included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and diluted net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below.

Second Quarter Fiscal Year 2026 Reconciliation of Income from Operations to Adjusted Operating Income
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(In thousands)
Income from operations	$146,852	$125,100	$215,835	$172,444
Amortization of intangible assets	1,878	2,545	3,811	5,112
Stock-based compensation expense	10,267	7,925	20,489	16,374
Adjusted operating income	$158,997	$135,570	$240,135	$193,930

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
	(In thousands)
Net income	$99,477	$96,393	$168,277	$137,275
Interest expense, net	2,814	2,670	5,888	5,023
Other (income) expense, net	10,764	(7,330)	(6,148)	(16,108)
Income tax expense	33,966	33,361	48,388	44,638
(Income) loss from equity method investments	(169)	6	(570)	1,616
Depreciation and amortization	30,953	27,395	60,187	55,529
EBITDA	177,805	152,495	276,022	227,973
Stock-based compensation expense	10,267	7,925	20,489	16,374
Adjusted EBITDA	$188,072	$160,420	$296,511	$244,347

Reconciliation of Net Income Attributable to Common Shareholders and Diluted Net Income Per Share to Adjusted Earnings Per Share
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(In thousands)
Net income attributable to common stockholders	$99,477	$96,393	$168,277	$137,275
Amortization of intangible assets	1,878	2,545	3,811	5,112
Stock-based compensation expense	10,267	7,925	20,489	16,374
Income tax effect from adjustments above	(1,838)	(1,143)	(10,807)	(5,515)
Adjusted net income attributable to common stockholders	$109,784	$105,720	$181,770	$153,246

Share computation:
Weighted average common shares – diluted	46,863,391	47,462,688	48,265,257	46,905,355
Effect of capped call transactions	(2,912,026)	(2,779,544)	(2,227,565)	(3,067,060)
Adjusted weighted average common shares – diluted	43,951,365	44,683,144	46,037,692	43,838,295
Adjusted earnings per share	$2.50	$2.37	$3.95	$3.50

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(per share)
Diluted net income per share	$2.12	$2.03	$3.49	$2.93
Amortization of intangible assets	0.04	0.05	0.08	0.11
Stock-based compensation expense	0.22	0.17	0.42	0.35
Income tax effect from adjustments above	(0.04)	(0.02)	(0.22)	(0.12)
Effect of capped call transactions	0.16	0.14	0.18	0.23
Adjusted earnings per share	$2.50	$2.37	$3.95	$3.50

Fiscal Year 2026 Outlook Reconciliation of Income from Operations to Adjusted Operating Income (unaudited)
	Three Months Ended March 31, 2026		Year Ended June 30, 2026
	Low	High	Low	High
	(In millions)
Income from operations	$118.5	$127.0	$437.0	$454.0
Stock-based compensation expense	10.0	11.0	41.0	43.0
Amortization of intangible assets	1.5	2.0	7.0	8.0
Adjusted operating income	$130.0	$140.0	$485.0	$505.0